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                                                                    EXHIBIT 10.1


                               Dated 21 June 2004


                   LANKA CELLULAR SERVICES (PVT) LTD.        (1)

                   HUTCHISON 3G ITALY INVESTMENTS S.A R.L.   (2)


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                           SALE AND PURCHASE AGREEMENT

                                   relating to

                                     H3G SpA

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THIS AGREEMENT is made the 21 day of June 2004

BETWEEN:

1. LANKA CELLULAR SERVICES (PVT) LTD., a company incorporated with limited liability in Sri Lanka whose registered office is at 175, Bauddhaloka Mawatha, Colombo 3, Sri Lanka (the "Vendor"); and

2. HUTCHISON 3G ITAY INVESTMENTS S.A R.L., a company incorporated with limited liability in Luxembourg whose registered office is at 7 Rue du March aux Herbes, L-1728, Luxembourg (the "Purchaser").

WHEREAS:

A. The Vendor is the legal owner of one share in the issued share capital of H3G S.p.A. (the "Sale Share").

B. The Vendor wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Vendor, the Sale Share on the terms and subject to the conditions set out herein.

NOW IT IS HEREBY AGREED as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1 In this Agreement (including the Recitals and the Schedules), the words and expressions set out below shall have the respective meanings attributed to them below unless the context otherwise requires:-

        "Business Day"              a day on which banks are open for business
                                    in Hong Kong and Italy (excluding Saturday or Sunday);

        "Completion"                completion of the sale and purchase of the
                                    Sale Share in accordance with the terms and conditions of this Agreement;

        "Consideration"             Euro5.00;

        "Euro"                      Euro, the lawful currency of the European
                                    Union.

        "Hong Kong" the Hong Kong Special Administrative Region of the People's Republic of China;

        "Permitted Encumbrance"     the Deed of Pledge over the shares in H3G
                                    S.p.A. entered into between the Vendor, the Hutchison 3G Italia S.p.A., the Mandated
                                    Lead Arrangers, the Senior Facility Agent, the Security Agent, the Bank Facility Agent, the Issuing Banks, the Bank Lenders, the
                                    Vendor Lenders and the Senior Lenders dated
                                    19 June 2002 (each as defined in the Deed of Pledge);

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1.2     Unless the context otherwise requires, words importing the singular only shall include the plural and vice versa and words importing natural persons shall include corporations and unincorporated associations and vice versa.

1.3 The descriptive headings contained in this Agreement are for the purpose of convenience only and do not form part of and shall not affect the construction of this Agreement or any part thereof.

1.4 References to Clauses and Schedules are to the clauses of and the schedules to this Agreement and references to sub-clauses, paragraphs and sub-paragraphs are to sub-clauses of the Clauses, paragraphs of the sub-clauses and sub-paragraphs of the paragraphs where they respectively appear.

1.5 Reference to any statute or statutory provision shall where the context so admits or requires be construed as reference to those provisions as respectively amended, consolidated, extended, modified or re-enacted from time to time, and shall include any other order, regulations, instruments or other subordinate legislation made under the relevant statute.

1.6 The Schedules form an integral part of this Agreement and shall have the full force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall, unless the context otherwise requires, include the Schedules.

2.      SALE AND PURCHASE

2.1 Upon and subject to the terms and conditions of this Agreement, the Vendor as sole legitimate owner of the Sale Share, shall sell the Sale Share free from all claims, charges, liens, options and encumbrances of any kind whatsoever, save for the Permitted Encumbrance, but together with all rights attached, accrued or accruing thereto and all dividends and distributions declared, made or paid or agreed to be made or paid thereon after the date hereof.

2.2 The total consideration for the sale of the Sale Share shall be an amount equal to Euro5.00.

3.      COMPLETION

3.1 Completion shall take place simultaneously with the signing of this Agreement, or at such other time as the parties hereto agree, at the offices of Freshfields Bruckhaus Deringer, Via Dei Giardini, 7, 20122 Milan, Italy at such other place or time as the parties hereto may agree, when all (but not part only) of the businesses set out in Clauses
        3.3 to 3.4 shall be transacted.

3.2 On or before Completion, the Vendor shall procure that a board meeting of the Vendor is held at which resolutions shall be passed approving the registration of the transfer of the Sale Share to the Purchaser.

3.3 At Completion, the Vendor shall deliver or procure to be delivered to the Purchaser:

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        (a)     a true copy of the share certificate for the Sale Share endorsed with the name of the Purchaser as the transferee and holder of the Sale Share;

        (b) a certified extract of the resolutions of the board of directors of the Company referred to in Clause 3.2; and

        (c) a certified extract of its board (and, if required, shareholders') resolutions approving the execution of this Agreement and such other documents and deeds as may be required relating to the transactions contemplated hereby.

3.4     At Completion, the Purchaser shall:

        (a)     pay to the Vendor the Consideration; and

        (b) deliver or procure to be delivered to the Vendor such documents and deeds as may be required relating to the transactions contemplated hereby.

4.      VENDOR'S WARRANTIES

4.1     The Vendor hereby warrants to the Purchaser that:

        (i) the Vendor is the sole legal owner of the Sale Share and is entitled to sell and transfer the Sale Share and pass full legal ownership thereof to the Purchaser free from all claims, charges, liens, options, encumbrances and equities of any kind whatsoever other than the Permitted Encumbrance;

        (ii) the Vendor has the power and authority to enter into this Agreement, and to perform its obligations hereunder and enter into all transactions contemplated by this Agreement and all necessary corporate and other action has been taken to authorise the execution, delivery and performance by it of this Agreement and the documents herein contemplated;

        (iii) the execution and delivery of, and the performance by the Vendor of its obligations under this Agreement will not result in a breach of any provision of the memorandum or articles of association of the Vendor or any Group Company;

        (iv) this Agreement constitutes and when executed will constitute valid, legal and binding obligations on the part of the Vendor in accordance with its terms;

        (v) the Sale Share represent the entire issued and allotted share capital of the Company and are fully paid up;

        (vi) no indebtedness (actual or contingent) is outstanding between the Vendor and each of the Group Companies; and

4.2 The Vendor shall forthwith notify the Purchaser upon becoming aware of any event which is expected to cause any of the Vendor's warranties in Clause 4.1 to be incorrect,

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        misleading or breached in any material respects.

4.3 The Vendor's warranties set out in each paragraph of Clause 4.1 shall be separate and independent and save as expressly provided shall not be limited by reference to any other paragraph or anything else in this Agreement

5.      PURCHASER'S REPRESENTATIONS AND WARRANTIES

5.1     The Purchaser hereby represents and warrants to the Vendor that:

        (a) the Purchaser has the power and authority to enter into this Agreement, and to perform its obligations hereunder and enter into all transactions contemplated by this Agreement and all necessary corporate and other action has been taken to authorise the execution, delivery and performance by it of this Agreement and the documents herein contemplated;

        (b) the execution and performance of this Agreement and the documents herein contemplated do not violate any applicable law, rule or regulation to which the Purchaser is subject; and

        (c) this Agreement constitutes and will constitute valid, legal and binding obligations on its part in accordance with its terms.

5.2 The Purchaser shall forthwith notify the Vendor upon becoming aware of any event which is expected to cause any of the Purchaser's warranties in Clause 5.1 to be incorrect, misleading or breached in any material respects.

5.3 The Purchaser's warranties set out in each paragraph of Clause 5.1 shall be separate and independent and save as expressly provided shall not be limited by reference to any other paragraph or anything else in this Agreement.

6.      FURTHER ASSURANCE

        Subject to and notwithstanding Completion, each party agrees with and undertakes to the other party that at any time and from time to time upon the written request of any other party, such party will:

        (a) promptly and duly execute and deliver any and all such further instruments and documents and do or procure to be done all and any such acts or things as the other party may reasonably deem necessary in obtaining the full benefits of this Agreement and of the rights and ownership herein granted; and

        (b) do or procure to be done each and every act or thing which the other party may from time to time reasonably require to be done for the purpose of enforcing the other party's rights under this Agreement.

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7.      CONFIDENTIALITY

7.1 Each party undertakes that it shall not reveal, and shall cause its shareholders, directors, senior executives, employees and agents not to reveal, to any third party any information concerning the transactions contemplated hereunder and/or the contents hereof (collectively, "Confidential Information") without the prior written approval of the other party hereto.

7.2 Nothing in this Section 7 shall prevent a party hereto from using or disclosing any Confidential Information which (a) is already known by such party at the time it is disclosed to it; (b) has been rightfully received by such party from a third party without a breach of an obligation of confidentiality; (c) is in the public domain through no wrongful act of such party; (d) is independently developed by such party without use, directly or indirectly, of the Confidential Information;
        (e) is required to be disclosed by applicable law, regulation or legal process or by judicial order; or (f) is released in connection with the proposed spin off and listing of Hutchison Telecommunications International Limited.

7.3 Notwithstanding anything contained in this Agreement, either party acknowledges and agrees that the other party may be required by law or any competent regulatory body (including but without limitation to The Stock Exchange of Hong Kong Limited and the Securities and Futures Commission) to issue time sensitive and/or urgent announcements relating to this Agreement or matters contemplated under this Agreement. Either party shall procure to be provided to the other party a copy of each drafts of such time sensitive and/or urgent announcements promptly, and shall consider in good faith any comments provided to it in a timely manner by the other party to the extent reasonably practicable within the time frame stipulated by law or by the relevant competent regulatory body.

8.      ENTIRE AGREEMENT

8.1 This Agreement together with all other documents which are referred to in this Agreement as being required by its terms to be entered into by the parties or any of them in connection with this Agreement set out and constitute the entire agreement and understanding between the parties relating to the transactions hereby contemplated and supersede any previous or contemporaneous drafts, representations, warranties, promises, assurances, arrangements, discussions, negotiations, agreements or undertakings relating thereto whether written or oral and no party shall rely on any representations or warranties except those expressly stated herein.

8.2 No purported alteration or variation of this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and is duly executed by each of the parties hereto.

9.      ASSIGNABILITY

        This Agreement shall enure for the benefit of successors of the respective parties hereto but shall not be assignable.

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10.     NOTICES

10.1 Any notice or other communication given or to be given pursuant to this Agreement shall be in writing sent or delivered to the party at the address or facsimile number as set out below or as may be notified by such party to the other:-

        Vendor:

        Address        :     175, Bauddhaloka Mawatha, Colombo 3, Sri Lanka
        Attention      :     The Company Secretary
        Fax no.        :     94-788-638-888

        Purchaser:

        Address        :     7 Rue du March aux Herbes, L-1728, Luxembourg
        Attention      :     The Company Secretary
        Fax no.        :     352-2626-8181

10.2 Any notice or other communication shall be deemed to have been received if sent by facsimile, on the date of transmission, or if delivered personally, when delivered, or if sent by post, 7 days if overseas and 48 hours if local after the date of posting.

10.3 Reference in Clause 10.1 to writing shall include a notice or communication by facsimile.

11.     COSTS AND EXPENSES

        Each party shall bear its own costs and expenses in relation to the negotiations leading up to the sale and purchase of the Sale Share and to the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it which relate to the sale and purchase of the Sale Share. The Vendor confirms that no expense of whatever nature relating to the sale and purchase of the Sale Share has been or is to be borne by the Company.

12.     COUNTERPARTS

12.1 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

12.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

13.     INVALIDITY

        Each provision of this Agreement is severable and distinct from the others and if at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:-

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        (a)     the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

        (b) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

14.     GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of Italy and the Purchaser hereby submits to the exclusive jurisdiction of the Italy courts.

IN WITNESS whereof this Agreement has been duly executed on the date first above written.

SIGNED by                        )
for and on behalf of             )
LANKA CELLULAR SERVICES          )    /s/ Ting Chan
(PVT.) LTD.                      )
In the presence of:              )


SIGNED by                        )
for and on behalf of             )
HUTCHISON 3G ITALY               )    /s/ Susan Chow
INVESTMENTS S.A R.L.             )
In the presence of:              )

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